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                                                      Exhibit No. EX-99.13(b)(1)

                                AMENDED EXHIBIT A
                Transfer and Dividend Disbursing Agent Agreement
                            REVISED SCHEDULE OF FEES
                         (Effective               , 2003)
                                    -------------

                              GARTMORE MUTUAL FUNDS

Fees

The Trust shall pay fees to the Agent and Gartmore SA Capital Trust (formerly Villanova SA Capital Trust) (the "Administrator"), as set forth in the schedule directly below, for the provision of transfer and dividend disbursement agency services covered by this Agreement and for fund administration and fund accounting services. (Fund administration and fund accounting services are provided to the Trust by the Administrator and are described in the Fund Administration Agreement between the Trust and the Administrator. Reference is
also made to Exhibit A of the Fund Administration Agreement, effective [     ],
2003) Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses reasonably incurred by the Agent and the Administrator in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Agent.

                                       Aggregate* Fee as a
     Trust Asset Level#              Percentage of Net Assets
     --------------------------------------------------------
     Up to $1 billion                         0.25%
     $1 billion up to $3 billion              0.18%
     $3 billion up to $4 billion              0.14%
     $4 billion up to $5 billion              0.07%
     $5 billion up to $10 billion             0.04%
     $10 billion up to $12 billion            0.02%
     $12 billion or more                      0.01%

     * Includes fund administration and transfer agency services.
     # The assets of each of the Investor Destinations Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset based fee. The Investor Destinations Funds do not pay any part of this fee.

Funds of the Trust

Gartmore Nationwide Fund
     (formerly Gartmore Total Return Fund)
Gartmore Growth Fund
     (formerly Nationwide Growth Fund)
Gartmore Millennium Growth Fund
     (formerly Nationwide Mid Cap Growth Fund)
Gartmore Bond Fund
     (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund
     (formerly Nationwide Tax-Free Income Fund)

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Gartmore Government Bond Fund
     (formerly Nationwide Intermediate U.S. Government Bond Fund and Nationwide U.S. Government Bond Fund)
Gartmore Money Market Fund
     (formerly Nationwide Money Market Fund)
Gartmore Value Opportunities Fund
     (formerly Nationwide Value Opportunities Fund)
Gartmore High Yield Bond Fund
     (formerly Nationwide High Yield Bond Fund)
Gartmore U.S. Growth Leaders Fund
     (formerly Nationwide Focus Fund and
     Gartmore Growth 20 Fund)
Gartmore Morley Capital Accumulation Fund
     (formerly Morley Capital Accumulation Fund and
     Nationwide Morley Capital Accumulation Fund)
Gartmore Morley Enhanced Income Fund
     (formerly Morley Enhanced Income Fund and
     Nationwide Morley Enhanced Income Fund)
Nationwide Growth Focus Fund
Gartmore Global Technology and Communications Fund
     (formerly Nationwide Global Technology and Communications Fund) Gartmore Global Health Sciences Fund
     (formerly Nationwide Global Life Sciences Fund)
NorthPointe Small Cap Value Fund
Gartmore International Growth Fund
Gartmore European Leaders Fund
Gartmore Worldwide Leaders Fund
     (formerly Gartmore Global Leaders Fund)
Gartmore Emerging Markets Fund
Gartmore Global Small Companies Fund
Gartmore OTC Fund
Gartmore International Small Cap Growth Fund
Gartmore Asia Pacific Leaders Fund
Gartmore Global Financial Services Fund
Gartmore Global Utilities Fund
Gartmore Nationwide Leaders Fund
     (formerly Gartmore U.S. Leaders Fund)
Nationwide Small Cap Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide S&P 500 Index Fund
Gartmore Large Cap Value Fund
     (formerly Prestige Large Cap Value Fund and
     Nationwide Large Cap Value Fund)
Nationwide Large Cap Growth Fund
     (formerly Prestige Large Growth Fund)
Nationwide Small Cap Fund
     (formerly Prestige Small Cap Fund)
Gartmore Investor Destinations Aggressive Fund
     (formerly Investor Destinations Aggressive Fund and

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     Nationwide Investor Destinations Aggressive Fund)
Gartmore Investor Destinations Moderately Aggressive Fund
     (formerly Investor Destinations Moderately Aggressive Fund and Nationwide Investor Destinations Moderately Aggressive Fund)
Gartmore Investor Destinations Moderate Fund
     (formerly Investor Destinations Moderate Fund and
     Nationwide Investor Destinations Moderate Fund)
Gartmore Investor Destinations Moderately Conservative Fund
     (formerly Investor Destinations Moderately Conservative Fund and Nationwide Investor Destinations Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund
     (formerly Investor Destinations Conservative Fund and
     Nationwide Investor Destinations Conservative Fund)
Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore Long-Short Equity Plus Fund
Gartmore Nationwide Principal Protected Fund
Gartmore Long-Short Fund
Gartmore Market Neutral Bond Plus Fund

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                                            AGREED TO AND ACCEPTED BY:

                                            GARTMORE MUTUAL FUNDS


                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


                                            GARTMORE INVESTORS SERVICES, INC.


                                            By:
                                               -------------------------------
                                            Name:
                                            Title: